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                               HAMBRECHT & QUIST GROUP

                                   1996 EQUITY PLAN

                 (AS AMENDED AND RESTATED EFFECTIVE OCTOBER 1, 1996)

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                                   TABLE OF CONTENTS

                                                                           PAGE

ARTICLE 1.    INTRODUCTION . . . . . . . . . . . . . . . . . . . . . . . . . 1

ARTICLE 2.    ADMINISTRATION . . . . . . . . . . . . . . . . . . . . . . . . 1
    2.1  COMMITTEE COMPOSITION . . . . . . . . . . . . . . . . . . . . . . . 1
    2.2  COMMITTEE RESPONSIBILITIES. . . . . . . . . . . . . . . . . . . . . 1

ARTICLE 3.    SHARES AVAILABLE FOR GRANTS. . . . . . . . . . . . . . . . . . 2
    3.1  BASIC LIMITATION. . . . . . . . . . . . . . . . . . . . . . . . . . 2
    3.2  ADDITIONAL SHARES . . . . . . . . . . . . . . . . . . . . . . . . . 2

ARTICLE 4.    ELIGIBILITY. . . . . . . . . . . . . . . . . . . . . . . . . . 2
    4.1  NONSTATUTORY STOCK OPTIONS. . . . . . . . . . . . . . . . . . . . . 2
    4.2  INCENTIVE STOCK OPTIONS AND PLAN SHARES . . . . . . . . . . . . . . 2

ARTICLE 5.    OPTIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
    5.1  STOCK OPTION AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . 2
    5.2  NUMBER OF SHARES. . . . . . . . . . . . . . . . . . . . . . . . . . 2
    5.3  EXERCISE PRICE. . . . . . . . . . . . . . . . . . . . . . . . . . . 2
    5.4  EXERCISABILITY AND TERM . . . . . . . . . . . . . . . . . . . . . . 3
    5.5  EFFECT OF CHANGE IN CONTROL . . . . . . . . . . . . . . . . . . . . 3
    5.6  MODIFICATION OR ASSUMPTION OF OPTIONS . . . . . . . . . . . . . . . 3
    5.7  BUYOUT PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . 3

ARTICLE 6.    PAYMENT FOR OPTION SHARES. . . . . . . . . . . . . . . . . . . 3
    6.1  GENERAL RULE. . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
    6.2  SURRENDER OF STOCK. . . . . . . . . . . . . . . . . . . . . . . . . 4
    6.3  EXERCISE/SALE . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
    6.4  EXERCISE/PLEDGE . . . . . . . . . . . . . . . . . . . . . . . . . . 4
    6.5  PROMISSORY NOTE . . . . . . . . . . . . . . . . . . . . . . . . . . 4
    6.6  OTHER FORMS OF PAYMENT. . . . . . . . . . . . . . . . . . . . . . . 4

ARTICLE 7.    PLAN SHARES. . . . . . . . . . . . . . . . . . . . . . . . . . 4
    7.1  TIME, AMOUNT AND FORM OF AWARDS . . . . . . . . . . . . . . . . . . 4
    7.2  PAYMENT FOR AWARDS. . . . . . . . . . . . . . . . . . . . . . . . . 4
    7.3  VESTING CONDITIONS. . . . . . . . . . . . . . . . . . . . . . . . . 4
    7.4  VOTING AND DIVIDEND RIGHTS. . . . . . . . . . . . . . . . . . . . . 5

ARTICLE 8.    PROTECTION AGAINST DILUTION. . . . . . . . . . . . . . . . . . 5
    8.1  ADJUSTMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
    8.2  DISSOLUTION OR LIQUIDATION. . . . . . . . . . . . . . . . . . . . . 5
    8.3  REORGANIZATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . 5

ARTICLE 9.    AWARDS UNDER OTHER PLANS . . . . . . . . . . . . . . . . . . . 5

ARTICLE 10.   LIMITATION ON RIGHTS . . . . . . . . . . . . . . . . . . . . . 5
    10.1 RETENTION RIGHTS. . . . . . . . . . . . . . . . . . . . . . . . . . 5
    10.2 STOCKHOLDERS' RIGHTS. . . . . . . . . . . . . . . . . . . . . . . . 6
    10.3 REGULATORY REQUIREMENTS . . . . . . . . . . . . . . . . . . . . . . 6


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ARTICLE 11.   WITHHOLDING TAXES. . . . . . . . . . . . . . . . . . . . . . . 6
    11.1 GENERAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
    11.2 SHARE WITHHOLDING . . . . . . . . . . . . . . . . . . . . . . . . . 6

ARTICLE 12.   FUTURE OF THE PLAN . . . . . . . . . . . . . . . . . . . . . . 6
    12.1 TERM OF THE PLAN. . . . . . . . . . . . . . . . . . . . . . . . . . 6
    12.2 AMENDMENT OR TERMINATION. . . . . . . . . . . . . . . . . . . . . . 6

ARTICLE 13.   DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . 6

ARTICLE 14.   EXECUTION. . . . . . . . . . . . . . . . . . . . . . . . . . . 8


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                               HAMBRECHT & QUIST GROUP

                                   1996 EQUITY PLAN

                             ARTICLE 1.     INTRODUCTION.

    The Plan was adopted by the Board effective June 19, 1996. The Plan was amended and restated by the Board effective October 1, 1996.

         The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Employees, Outside Directors and Consultants to focus on critical long-range objectives,
(b) encouraging the attraction and retention of Employees, Outside Directors and Consultants with exceptional qualifications and (c) linking Employees, Outside Directors and Consultants directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Plan Shares or Options (which may constitute incentive stock options or nonstatutory stock options).

         The Plan shall be governed by, and construed in accordance with, the laws of the State of California (except their choice-of-law provisions).

                        ARTICLE 2.     ADMINISTRATION.

    2.1 COMMITTEE COMPOSITION. The Plan shall be administered by the Committee. The Committee shall consist exclusively of two or more directors of the Company, who shall be appointed by the Board. In addition, the composition of the Committee shall satisfy:

              (a) Such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and

              (b) Such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under section 162(m)(4)(C) of the Code.

The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not satisfy the foregoing requirements, who may administer the Plan with respect to Employees and Consultants who are not considered officers or directors of the Company under section 16 of the Exchange Act, may grant Awards under the Plan to such Employees and Consultants and may determine all terms of such Awards.

    2.2 COMMITTEE RESPONSIBILITIES. The Committee shall (a) select the Employees, Outside Directors and Consultants who are to receive Awards under the Plan, (b) determine the type, number, vesting requirements and other features and conditions of such Awards, (c) interpret the Plan and (d) make all other decisions relating to the operation of the Plan. The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee's determinations under the Plan shall be final and binding on all persons.


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                  ARTICLE 3.     SHARES AVAILABLE FOR GRANTS.

    3.1 BASIC LIMITATION. Common Shares issued pursuant to the Plan may be authorized but unissued shares or treasury shares. The aggregate number of Options awarded under the Plan shall not exceed 1,000,000. The aggregate number of Plan Shares awarded under the Plan shall not exceed 2,000,000. The limitations of this Section 3.1 shall be subject to adjustment pursuant to
Article 8.

    3.2 ADDITIONAL SHARES. If Options are forfeited or terminate for any other reason before being exercised, then the corresponding Common Shares shall again become available for the grant of Options under the Plan. If Plan Shares are forfeited, then the corresponding Common Shares shall again become available for the grant of Plan Shares under the Plan.

                          ARTICLE 4.     ELIGIBILITY.

    4.1 NONSTATUTORY STOCK OPTIONS. Only Employees, Outside Directors and Consultants shall be eligible for the grant of NSOs.

    4.2 INCENTIVE STOCK OPTIONS AND PLAN SHARES. Only Employees shall be eligible for the grant of Plan Shares. Only Employees who are common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, an Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or any of its Parents or Subsidiaries shall not be eligible for the grant of an ISO unless the requirements set forth in section 422(c)(6) of the Code are satisfied.

                           ARTICLE 5.     OPTIONS.

    5.1 STOCK OPTION AGREEMENT. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The Stock Option Agreement shall specify whether the Option is an ISO or an NSO.
The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. Options may be granted in consideration of a cash payment or in consideration of a reduction in the Optionee's other compensation. A Stock Option Agreement may provide that a new Option will be granted automatically to the Optionee when he or she exercises a prior Option and pays the Exercise Price in the form described in Section 6.2.

    5.2 NUMBER OF SHARES. Each Stock Option Agreement shall specify the number of Common Shares subject to the Option and shall provide for the adjustment of such number in accordance with Article 8. Options granted to any Optionee in a single fiscal year of the Company shall not cover more than 500,000 Common Shares, except that Options granted to a new Employee in the fiscal year of the Company in which his or her service as an Employee first commences shall not cover more than 1,000,000 Common Shares. The limitations set forth in the preceding sentence shall be subject to adjustment in accordance with Article 8.

    5.3 EXERCISE PRICE. Each Stock Option Agreement shall specify the Exercise Price, provided that the Exercise Price under an ISO shall in no event be less than 100% of the Fair Market Value of a Common Share on the date of grant. In the case of an NSO, a Stock Option Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the NSO is outstanding.

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    5.4     EXERCISABILITY AND TERM.  Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable.
The Stock Option Agreement shall also specify the term of the Option, provided that the term of an ISO shall in no event exceed 10 years from the date of grant. A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee's death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's service. NSOs may also be awarded in combination with Plan Shares, and such an Award may provide that the NSOs will not be exercisable unless the related Plan Shares are forfeited.

    5.5 EFFECT OF CHANGE IN CONTROL. The Committee may determine, at the time of granting an Option or thereafter, that all or part of such Option shall become exercisable as to all Common Shares subject to such Option in the event that a Change in Control occurs with respect to the Company. Absent a contrary determination by the Committee, if (a) a Change in Control occurs with respect to the Company and (b) the surviving corporation or its parent or subsidiary does not continue or assume outstanding Options or substitute its own options for such Options, then such Options shall become exercisable to the extent that they otherwise would have become exercisable within 12 months after such Change in Control. For purposes of this Section 5.5 and Section 8.3, an Option shall be considered assumed or replaced by a substitute option if the new option confers the right to purchase, for each Common Share subject to the Option immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the Change in Control by the Company's stockholders for each Common Share held on the effective date of the Change in Control (and if stockholders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Common Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its parent corporation, the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Common Share subject to the Option, to be solely common stock of the successor corporation or its parent corporation equal in fair market value to the per share consideration received by holders of Common Shares in the Change in Control.

    5.6 MODIFICATION OR ASSUMPTION OF OPTIONS. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding options or may accept the cancellation of outstanding options (whether granted by the Company or by another issuer) in return for the grant of new options for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such Option.

    5.7 BUYOUT PROVISIONS. The Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents an Option previously granted or
(b) authorize an Optionee to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

                   ARTICLE 6.     PAYMENT FOR OPTION SHARES.

    6.1 GENERAL RULE. The entire Exercise Price of Common Shares issued upon exercise of Options shall be payable in cash or cash equivalents at the time when such Common Shares are purchased, except as follows:

              (a) In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. The Stock Option Agreement may specify that payment may be made in any form(s) described in this
    Article 6.

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              (b)  In the case of an NSO, the Committee, in its sole and absolute discretion, may at any time accept payment in any form(s) described in this Article 6.

    6.2 SURRENDER OF STOCK. To the extent applicable under Section 6.1, payment for all or any part of the Exercise Price may be made with Common Shares which are already owned by the Optionee. Such Common Shares shall be valued at their Fair Market Value on the date when the new Common Shares are purchased under the Plan. The Optionee shall not surrender Common Shares in payment of the Exercise Price if such surrender would cause the Company to recognize compensation expense with respect to the Option for financial reporting purposes.

    6.3 EXERCISE/SALE. To the extent applicable under Section 6.1, payment may be made by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Common Shares and to deliver all or part of the sales proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

    6.4 EXERCISE/PLEDGE. To the extent applicable under Section 6.1, payment may be made by the delivery (on a form prescribed by the Company) of an irrevocable direction to pledge Common Shares to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

    6.5 PROMISSORY NOTE. To the extent applicable under Section 6.1, payment may be made with a promissory note; provided that the par value of the Common Shares shall be paid in cash or cash equivalents.

    6.6     OTHER FORMS OF PAYMENT.  To the extent applicable under
Section 6.1, payment may be made in any other form that is consistent with applicable laws, regulations and rules.

                         ARTICLE 7.     PLAN SHARES.

    7.1 TIME, AMOUNT AND FORM OF AWARDS. Awards under the Plan may be granted in the form of Plan Shares. Plan Shares may also be awarded in combination with NSOs, and such an Award may provide that the Plan Shares will be forfeited in the event that the related NSOs are exercised.

    7.2 PAYMENT FOR AWARDS. To the extent that an Award is granted in the form of newly issued Plan Shares, the Award recipient, as a condition to the grant of such Award, shall be required to pay the Company in cash or cash equivalents an amount equal to the par value of such Plan Shares. To the extent that an Award is granted in the form of Plan Shares from the Company's treasury, no cash consideration shall be required of the Award recipients. To the extent payment is not made in cash or cash equivalents, it may be made with a promissory note if the Stock Agreement so provides.

    7.3 VESTING CONDITIONS. Each Award of Plan Shares may or may not be subject to vesting. Vesting may occur in full or in installments, upon satisfaction of the conditions specified in the Stock Agreement. A Stock Agreement may provide for accelerated vesting in the event of the Participant's death, disability or retirement or other events. If a Change in Control occurs with respect to the Company, then all outstanding Plan Shares shall become vested to the extent that they otherwise would have become vested within twelve months after such Change of Control.

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    7.4     VOTING AND DIVIDEND RIGHTS.  The holders of Plan Shares subject to vesting awarded under the Plan shall have the same voting, dividend and other rights as the Company's other stockholders.

                  ARTICLE 8.     PROTECTION AGAINST DILUTION.

    8.1 ADJUSTMENTS. In the event of a subdivision of the outstanding Common Shares, a declaration of a dividend payable in Common Shares, a declaration of a dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Common Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of (a) the number of Options and Plan Shares available for future Awards under Article 3, (b) the limitations set forth in Section 5.2, (c) the number of Common Shares covered by each outstanding Option or (d) the Exercise Price under each outstanding Option. Except as provided in this Article 8, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

    8.2 DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, the Committee shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Committee in its discretion may provide for an Optionee to have the right to exercise his or her Options until 10 days prior to such transaction as to some or all of the Common Shares covered thereby, including Common Shares as to which the Options would not otherwise be exercisable. In addition, the Committee may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option or to any Plan Shares shall lapse as to some or all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent not previously exercised, Options shall terminate immediately prior to the consummation of such proposed action.

    8.3 REORGANIZATIONS. In the event that the Company is a party to a merger or other reorganization, outstanding Options and Plan Shares shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the continuation of outstanding Awards by the Company (if the Company is a surviving corporation), for their assumption by the surviving corporation or its parent or subsidiary, for the substitution by the surviving corporation or its parent or subsidiary of its own awards for such Awards, for accelerated vesting and accelerated expiration, or for settlement in cash or cash equivalents.

                   ARTICLE 9.     AWARDS UNDER OTHER PLANS.

The Company may grant awards under other plans or programs. Such awards may be settled in the form of Common Shares issued under this Plan. Such Common Shares shall be treated for all purposes under the Plan like Plan Shares and shall, when issued, reduce the number of Common Shares available for the grant of Plan Shares under Article 3.

                     ARTICLE 10.     LIMITATION ON RIGHTS.

    10.1 RETENTION RIGHTS. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an Employee, Outside Director or Consultant. The Company and its Parents, Subsidiaries and Affiliates reserve the right to terminate the service of any Employee, Outside Director or Consultant at any time, with or without cause, subject to applicable laws, the Company's certificate of incorporation and by-laws and a written employment agreement (if any).

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    10.2    STOCKHOLDERS' RIGHTS.  An Optionee shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Common Shares covered by his or her Award prior to the time when he or she becomes entitled to receive such Common Shares by filing a notice of exercise and paying the Exercise Price. No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan.

    10.3 REGULATORY REQUIREMENTS. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Common Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Common Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

                       ARTICLE 11.    WITHHOLDING TAXES.

    11.1 GENERAL. To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Common Shares or make any cash payment under the Plan until such obligations are satisfied.

    11.2 SHARE WITHHOLDING. The Committee may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Common Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Common Shares that he or she previously acquired. Such Common Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash.

                       ARTICLE 12.    FUTURE OF THE PLAN.

    12.1 TERM OF THE PLAN. The Plan, as set forth herein, shall become effective on October 1, 1996. The Plan shall remain in effect until it is terminated under Section 12.2, except that no ISOs shall be granted after June 18, 2006.

    12.2 AMENDMENT OR TERMINATION. The Board may, at any time and for any reason, amend or terminate the Plan. An amendment of the Plan shall be subject to the approval of the Company's stockholders only to the extent required by applicable laws, regulations or rules. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan.

                          ARTICLE 13.     DEFINITIONS.

    13.1 "AFFILIATE" means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.

    13.2 "AWARD" means any award of an Option or a Plan Share under the Plan.

    13.3 "BOARD" means the Company's Board of Directors, as constituted from time to time.

    13.4 "CHANGE IN CONTROL" shall mean (i) a merger or other reorganization in which the stockholders of the Company immediately prior to such transaction do not hold directly or indirectly at least 50% of the voting power of the surviving entity or the parent corporation of the surviving entity immediately following such merger or other reorganization or (ii) the sale of all or substantially all of the Company's assets.

    13.5    "CODE" means the Internal Revenue Code of 1986, as amended.

    13.6    "COMMITTEE" means a committee of the Board, as described in
Article 2.

    13.7    "COMMON SHARE" means one share of the common stock of the Company.

    13.8    "COMPANY" means Hambrecht & Quist Group, a Delaware corporation.

    13.9 "CONSULTANT" means a consultant or adviser who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor. Service as a Consultant shall be considered employment for all purposes of the Plan, except as provided in Section 4.2.

    13.10 "EMPLOYEE" means a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.

    13.11 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

    13.12 "EXERCISE PRICE," in the case of an Option, means the amount for which one Common Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement.

    13.13 "FAIR MARKET VALUE" means the market price of Common Shares, determined by the Committee in good faith on such basis as it deems appropriate. Such determination shall be conclusive and binding on all persons.

    13.14 "ISO" means an incentive stock option described in section 422(b) of the Code.

    13.15 "NSO" means a stock option not described in sections 422 or 423 of the Code.

    13.16 "OPTION" means an ISO or NSO granted under the Plan and entitling the holder to purchase Common Shares.

    13.17   "OPTIONEE" means an individual or estate who holds an Option.

    13.18 "OUTSIDE DIRECTOR" shall mean a member of the Board who is not an Employee. Service as an Outside Director shall be considered employment for all purposes of the Plan, except as provided in Section 4.2.

    13.19 "PARENT" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

    13.20   "PARTICIPANT" means an individual or estate who holds an Award.

    13.21 "PLAN" means this Hambrecht & Quist Group 1996 Equity Plan, as amended from time to time.

    13.22   "PLAN SHARE" means a Common Share awarded under the Plan.

    13.23 "STOCK AGREEMENT" means the agreement between the Company and the recipient of a Plan Share that contains the terms, conditions and any restrictions pertaining to such Plan Share.

    13.24 "STOCK OPTION AGREEMENT" means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her Option.

    13.25 "SUBSIDIARY" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

                          ARTICLE 14.    EXECUTION.

    To record the amendment and restatement of the Plan by the Board, the Company has caused its duly authorized officer to affix the corporate name and seal hereto.
                                       HAMBRECHT & QUIST GROUP

                                       By
                                          -------------------------------------


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